UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2010

INOVACHEM, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52865	26-1946130
(Commission File Number)	(IRS Employer Identification No.)

44645 Guildford Drive, Suite 201, Ashburn, Virginia 20147
 (Address of Principal Executive Offices, Zip Code)

(703) 858-0036
(Registrant's Telephone Number, Including Area Code)

c/o Polymed Therapeutics, Inc
3040 Post Oak Road, Suite 1110, Houston, Texas 77056
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information
Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 29, 2010, InovaChem, Inc., a Delaware corporation (“InovaChem”), completed the acquisition of NuGen Mobility, Inc., a Delaware corporation (“NuGen”), pursuant to the Merger Agreement dated January 29, 2010(the “Merger Agreement”), by and among InovaChem, NuGen and InovaChem Mergerco II, Inc., a wholly-owned subsidiary of InovaChem. Pursuant to the terms of the Merger Agreement, NuGen merged (the “Merger”) with and into InovaChem Mergerco II, and NuGen, as the surviving corporation, became a wholly-owned subsidiary of InovaChem.

Upon the closing of the Merger contemplated by the Merger Agreement, each issued and outstanding share of NuGen’s common stock was converted into one share of InovaChem’s common stock. As a result, an aggregate of 27,133,384 shares of InovaChem’s common stock, par value $0.001 per share (“Common Stock”) were issued to the two shareholders of NuGen, Eric Takamura, our Chairman, Chief Executive Officer and President, and Ron Takamura.

Also, in connection with the Merger, holders of an aggregate of $846,475 of outstanding indebtedness of NuGen converted their promissory notes (based on a $0.15 per share conversion price) into an aggregate of 5,636,499 shares of Common Stock (“Debt Conversion”). Simultaneous with the closing of the Merger, 15,165,000 shares of Common Stock were redeemed by InovaChem for a cash payment of $152.

Changes to the Board of Directors and Executive Officers.

Simultaneous with the closing of the Merger, William Zuo, PhD. resigned as Chairman, Chief Executive Officer and as a director, Shao Jun Xu, PhD resigned as Chief Science and Technical Officer and Xiaojing Li resigned as Vice President and Corporate Secretary and as a director. The new board of directors consists of the member of the board of directors of NuGen, Eric Takamura, and two current members of the board of directors of InovaChem, Henry Toh and Michael Kleinman, M.D.

Eric Takamura was appointed as the Chairman, Chief Executive Officer and President of InovaChem, and John Salatino became the Vice President of Engineering & Programs. Henry Toh remains in his current position as the Vice Chairman and Executive Vice President of Corporate Development and Alan Pritzker remains as the Chief Financial Officer.

Private Placement

In connection with the closing of the Merger, InovaChem issued an aggregate of 6,733,336 shares of Common Stock in a private placement (the “Private Placement”) at a purchase price of $0.15 per share. Each investor in the Private Placement had the right to purchase an option from Eric Takamura, our Chairman, Chief Executive Officer, President and a director, to purchase 50,000 shares of his common stock for an exercise price of $0.50 per share. The purchase price of this option was $250, and as of January 29, 2010 an aggregate of 7 investors purchased this option from Mr. Takamura for an aggregate of 410,000 shares.

In connection with the Private Placement, we issued Martinez-Ayme Securities (“Martinez”), the placement agent, 1,000,000 shares of Common Stock. We are still negotiating the cash fee due Martinez as a result of the consummation of the Private Placement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirely by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The foregoing description of the Private Placement does not purport to be complete and is qualified in its entirely by reference to the complete text of the Subscription Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Following the closing of the Merger and the Private Placement , there are 46,781,565 shares of InovaChem’s common stock issued and outstanding. Approximately 65% of such issued and outstanding shares are held by the former stockholders of NuGen (7% of which represents outstanding debt which was converted into shares of Common Stock by Ron Takamura), approximately 14% are held by the investors in the Private Placement, approximately 12% were held by the debtholders who converted their debt in the Debt Conversion, and approximately 16% were held by the pre-Merger stockholders of InovaChem. These numbers reflect the 15,165,000 million shares which were redeemed by InovaChem simultaneous with the closing.

The shares of Common Stock issued to former holders of NuGen’s capital stock in connection with the Merger, and the shares of Common Stock issued in the Private Placement and the Debt Conversion, were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempt transactions by an issuer not involving a public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares will contain a legend stating the same.

Changes Resulting from the Merger.

InovaChem intends to carry on NuGen’s business as its sole line of business and will no longer be in its previous business of attempting to utilize new technologies to reduce certain food, pharmaceutical and other products’ costs. InovaChem has relocated its executive offices to 44645 Guildford Drive, Suite 201, Ashburn, Virginia 20147 and its telephone number is (703) 858-0036.

Accounting Treatment

The Merger is being accounted for as a reverse acquisition and recapitalization. NuGen is the acquirer for accounting purposes and InovaChem is the acquiree. Accordingly, NuGen’s historical financial statements for periods prior to the acquisition become those of the acquirer retroactively restated for the equivalent number of shares received in the Merger. The accumulated deficit of NuGen is carried forward after the acquisition. Operations prior to the Merger are those of NuGen. Earnings per share for the period prior to the Merger are restated to reflect the equivalent number of shares outstanding.

BUSINESS DESCRIPTION

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” or “us” for periods prior to the closing of the Merger refer to NuGen, and for periods subsequent to the closing of the Merger refer to InovaChem and its wholly-owned subsidiary.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking information. Forward-looking information includes statements relating to future actions, future performance, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, business strategies, cost savings, objectives of management, and other such matters of the Company. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as that information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. Forward-looking information may be included in this Current Report on Form 8-K or may be incorporated by reference from other documents filed with the Securities and Exchange Commission (the "SEC") by us. You can find many of these statements by looking for words including, for example, "believes," "expects," "anticipates," "estimates" or similar expressions in this Current Report on Form 8-K or in documents incorporated by reference in this Current Report on Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events.

We have based the forward-looking statements relating to our operations on management's current expectations, estimates, and projections about us and the industry in which we operate. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In particular, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual results may differ materially from those contemplated by these forward-looking statements. Any differences could result from a variety of factors, including, but not limited to general economic and business conditions, competition, and other factors.

Corporate Background

InovaChem was incorporated as a Delaware corporation on September 27, 2007 under the name “Expedite 1, Inc.” and on February 11, 2008, pursuant to a change of control of the Company, changed its name to InovaChem, Inc. Prior to the Merger, InovaChem was an early development stage company with a strategic plan to reduce certain food, pharmaceutical and other products’ costs by utilizing new technologies and no revenues or business operations. Due to the state of the economy, InovaChem had conducted virtually no business other than organizational matters, and filings of periodic reports with the SEC. The Company has abandoned its business plan and sought an operating company with which to merge or to acquire.

NuGen was organized as a Delaware corporation on September 8, 2006 under the name “NuGen Mobility, Inc.” for the purpose of engaging in research, development and manufacture of permanent magnet electric motors and related electric controls.

In August 2007, NuGen entered into an asset purchase agreement (“Asset Purchase Agreement”) pursuant to which we acquired substantially all of the assets, and certain liabilities of New Generation Motors Corporation, a Delaware corporation (“NGM”), related to NGM’s business of designing, manufacturing, marketing and licensing axial flux and other electric motors, for a purchase price of $1 million and the assumption of certain liabilities (less certain credits as described in the Asset Purchase Agreement), as evidenced by a 6 % promissory note. Pursuant to the Asset Purchase Agreement and the note, we are required to pay NGM from Gross Revenues (as such term is defined in the note), (i) $596,108, plus accrued interest at the rate of 6% per annum plus (ii) if prior to July 13, 2014, we paid the amount described in clause (i) in full, then we are required to pay each year, on a quarterly basis, 2.5% multiplied by the amount of Gross Revenues accrued in each quarter until July 13, 2014. NGM, and its affiliates, were also subject to two-year non-competition and non-solicitation provisions.

Business

We design, manufacture and market systems and components for the alternative energy sector. We offer high-efficiency, compact motors, controllers, vehicle interface modules (including energy storage, management, and monitoring systems) and related software that have applications in markets ranging from electric/hybrid electric vehicles to materials handling equipment, distributive power, ground support equipment, motion control, and military applications.

Our proprietary, variable gap, axial flux technology combines:

•	very high efficiency and torque density capability;
•	low or zero emissions and

•	compelling value proposition due to its low-cost design.

Our current business plan is to expand on our established technology and market presence in the sale of proprietary and highly efficient, variable gap, axial flux, permanent magnet electric motors ranging from 1kW to 120 kW, for a broad range of commercial markets.

We are in the process of applying for several U.S. government grants under the American Recovery Act to facilitate domestic manufacturing and/or sales. If and when federal grant money becomes available to us, we hope to move quickly to commercial agreements for the US domestic market.

Our current primary market focus is the electric vehicle market in China and India where urban air and noise pollution and high fuel costs make these products very attractive. China and India are currently the two largest markets in the world for electric vehicles and these markets have been instrumental in our strategy to become the lowest cost provider of light electric vehicles with the best performance in terms of efficiency and torque, and speed.
In the past, we have also identified and penetrated US markets in materials handling equipment and defense applications through projects, programs and relationships with such entities such as Harlan Global, DRS Technologies Test & Energy Management and through various Small Business Innovation Research (“SBIR”) programs with agencies such as the National Renewable Energy Lab, the Office of the Secretary of Defense and Defense Advanced Research Projects Agency.

 Strategic Relationships and Customers

Mahindra Group

In June 2009, we entered into a 30-month technical assistance agreement for light transport vehicle drive systems with Mahindra Group, a leading manufacturer in India of utility vehicles, parts and accessories (“Mahindra”), to effectuate the next phases of integration of drive systems into 4 wheel transport vehicles. Under the agreement we will provide technical services including engineering, for electric drive and drive system components. The total of the agreement is approximately $726,000, of which we have billed Mahindra approximately $558,000 and have been paid approximately $447,000, to date. The agreement may be terminated by Mahindra at any time upon 30 days prior notice.

Bajaj Auto Ltd.

As a result of our acquisition of certain assets of NGM in July 2007, we are a party to a master license agreement with Baja Auto Ltd. (“Bajaj”), pursuant to which, among other things, we have granted Bajaj exclusive manufacturing and distribution licenses to use one of our proprietary engineering designs, manufacturing specifications and technologies for use on 3-wheeled vehicles that consist of an integrated electric motor and controller in India. We also granted Bajaj certain non-exclusive licenses outside of India. In consideration of the grant of such licenses, in addition to a $650,000 preproduction fee of which $250,000 was paid to NGM, Bajaj is obligated to pay us an aggregate commercial production fee of $150,000, a set license fee of $32 for each 3-wheeler product and a percentage of total sales revenues license fee for other than 3-wheeler products. Such fees are not due until Bajaj begins production of these products. We have exclusive rights for the manufacture and sale of any improvements, modifications or developments in the technology in the US and Bajaj will have such exclusive rights in India. Technical support supplied by us under the agreement is at the rate of $500 per day. Under the agreement, Bajaj is obligated to supply us with the first 300 units at cost and thereafter at 10% above cost. The term of the agreement is until the earlier of December 7, 2015 or 7 years from payment of 1,200 initial units and payments of a pre-production technology fee, and may be terminated by Bajaj upon 90 days notice. Bajaj is not actively marketing its product at present, however, with the recent emphasis on electric vehicles, we currently believe that Bajaj will begin marketing its products within the next two years.

BSA Motors of India

We are a party to a 12-month technical support agreement with BSA Motors of India, a subsidiary of the Murugappa Group (“BSA”). BSA is in the business of designing, manufacturing and marketing electric, hybrid electric and standard internal combustion engine two-wheelers (2w) currently primarily in India. Pursuant to the agreement, which was entered into in September 2009, we will provide technical support, including prototype development and demonstration, concept design and development and improvements for motor and controller systems for BSA electric scooters with the long-term goal of becoming BSA’s power train systems supplier. The agreement provides that we will not provide technical support regarding the development, manufacture or marketing of axial flux powertrain or new powertrain systems for 2-wheeler platforms to other OEMs during the term of the agreement in India and that BSA will not develop new axial flux powertrain with any party other than us. BSA also has a right of first refusal for the commercial application in India of motors and controllers for electric 2-wheelers developed by us. The total value of the agreement is approximately $132,000, of which we have billed and have been paid $39,000 to date. The agreement may be terminated by BSA upon 30 days' notice to us.

US Department of Defense

We have a two-year agreement, effective September 2009, with the United States Department of Defense for a SBIR Phase II with the US Army to demonstrate our variable gap control technology for electric generators and motors for the purpose of validating applicability, performance and reliability on future platforms and to produce prototypes. We currently anticipate that this project will move into Phase III in 2012, which may lead to a full production supply contract. We have a consultant specializing in this area to facilitate our efforts. We also plan to coordinate the SBIR efforts to our ‘Micro-Truck’ drive system to increase the marketability and performance of that system.

We also have had a market in motors and controllers for solar racing teams worldwide, where our variable gap, in-wheel motors continue to produce winners in solar racing competition. Solar car competition participants may include future automotive and other EV industry engineers from top universities. We believe that we are the electric drive system of choice by these research teams.

The Market

Primary markets for our core technology of variable gap, axial flux, permanent magnet motors include:

•              Low and Zero Emission Vehicles in Developing Countries: Worldwide requirements to reduce hydrocarbon fuel consumption and air pollution have created a large and emerging market for efficient, inexpensive and reliable, low and zero emission electric drive vehicles using batteries, fuel cells or hybrid configurations. Electric drive systems can be employed in the entire spectrum of small passenger vehicles including scooters, motorcycles, three-wheelers, neighborhood electric vehicles, compact cars, micro pickups and micro busses. We are targeting the entire segment of the small vehicle traction market and propose to supply electric drive systems technology with all prime movers.

•              Three-wheelers In India, Bajaj currently builds approximately 300,000 three-wheel and 2,000,000 two-wheel vehicles per year. After five years of developmental and functional testing, ECO-Ricks began limited commercial production in December 2006 for additional public testing. This project has slowed down, but with recent EV activity in India, we currently believe that Bajaj may want to take this project to full production.

•              Four-wheelers: (Light Commercial Vehicles) Under our agreement with Mahindra, we currently anticipate that Mahindra will produce a minimum of 1,200 vehicles for initial market-seeding purposes, subject to market demands.

•              Two-wheelers: 20 two-wheel scooters for Bajaj were built, tested and certified by the government of India. Four additional platforms with intended deployments in late 2010 early 2011 are being considered with BSA.

•              Further extension of this vertical market includes applications such as electric all-terrain vehicles (where volumes could exceed 10,000 vehicles per year), golf carts (with about 250,000 vehicle sales per year in the US), neighborhood electric vehicles, quadracycles, citicars and electric motor applications for 15’ to 45’ sailboats.

•              Materials Handling Equipment and Defense Applications: Airport ground support equipment, including baggage tractors and belt loaders are often powered by electric drive systems. We have supplied our technologies and products to Harlan Corporation for use in integrated starter generator units in their ground support vehicles.

Competition

All of the markets in which we operate are highly competitive. The markets served by the technology segment are additionally characterized by rapid changes due to technological advances that can render existing technologies and products obsolete.

We hope to market our advanced electric propulsion systems and components to vehicle original equipment manufacturers and their suppliers throughout the world for use in electric, hybrid electric, plug-in hybrid electric and fuel cell electric vehicles. In recent years, the market for hybrid electric automobiles has begun to emerge, led by the introduction and market success of hybrid electric vehicles manufactured by Toyota, Lexus, Honda, Ford and General Motors. Recently, International Truck and Engine Corporation, Freightliner Trucks and Peterbilt Motors Company announced plans to begin production of hybrid electric medium-duty trucks and Caterpillar, Inc. introduced a belt-less engine/electric tracked bulldozer. As a result, we expect additional vehicle makers in both on-road and off-road markets to develop and introduce a variety of hybrid electric vehicles as the market acceptance of these vehicles continues to grow. We cannot assure that we will be able to compete successfully in this market or any other market that now exists or may develop in the future. There are numerous companies developing products that do or soon will compete with our systems. Some of these companies possess significantly greater financial, personnel and other resources than we do, including established supply arrangements and volume manufacturing operations. In addition, the U.S. government's Stimulus Bill is expected to award substantial financial grants and loans to companies engaged in the development and manufacture of energy efficient, low emission vehicles and the components that enable their operation. Companies that receive awards under the Stimulus Bill may have substantially greater financial resources available to them which could improve their ability to compete with us. We believe our principal competitors include Honda, Toyota, General Motors, Daimler, Hitachi, Toshiba, Siemens, Delphi, Danaher, Enova and United Technologies Corp., UQM Technologies, Inc. and Azure Dynamics.

Our power products compete primarily in the automotive, heavy equipment, military, aerospace and medical products industries. Each of these industries is extremely competitive. We face substantial competition on a continuing basis from numerous companies, many of whom possess longer operating histories, significantly greater financial resources and marketing, distribution and manufacturing capability. We believe our principal competitors include Advanced Motors and Drives, Allied Motion, Emerson Electric, General Electric, Moog, Rockwell International, Baldor, Hitachi, Hyundai, Toshiba, Siemens, Delphi, Danaher, United Technologies, UQM Technologies, Inc., L-3 Communications and Enova.

Technology, Competitive Advantage, Value Proposition

Our high efficiency variable gap, axial flux, permanent magnet (“PM”) motors are different from conventional electric motors due to the different path of their magnetic flux.

Axial Flux Technology: In conventional motors the flux flows radially through the air gap between the rotor and the stator. However, in axial flux motors, the flux flows parallel to the axis of the motor. The motor, often referred to as a “pancake” rotor, can be made much thinner and lighter, with the same performance.

Our key competitive advantage is that our motors offer high torque density and installation in tight spaces, like inside wheel housings. This has been very compelling to companies like Bajaj that seek low-cost, high efficiency motors for conversion from internal combustion to electric propulsion in small vehicles.

An additional competitive advantage of axial flux motors over conventional series wound or induction motors is their efficiency. Our motors can achieve total system efficiencies in the range of 95%.

Variable Gap Technology: In our permanent magnet motors, the magnets create the working flux. This is different than an AC induction motor which is current-driven. This fact is central to why a PM motor can be more efficient than other motors. Unfortunately, this is the same property that causes the most significant limitation of a PM motor; the permanent field causes a fixed relationship between winding current and motor torque. This relationship or “torque constant” (kT), also defines a fixed top speed of a PM motor. The higher the kT, the lower the top motor speed.

An axial flux PM motor is different than a radial flux PM motor, because the kT can be varied, without causing power loss by simply altering a critical geometry of the motor. Although there are many different contributors to the torque constant, the one of interest to us is the distance between the magnet rotor and the stator. In axial flux motors, the rotor and stator are adjacent discs and the “gap” is the space between the disks. By moving one of these discs axially relative to the other, the torque constant can be adjusted. This geometry can be varied statically (in the factory, simply with different spacers) or dynamically (by the vehicle controller). The result is optimal performance for various uses or drive conditions from the same electric motor. The variable gap allows for application-specific optimization of power, torque, and speed, while maximizing efficiency across the operating range. Application of this technology makes electric motors very efficient and can result in enormous energy savings.

New Applications, In-Wheel Motors: We believe that there are other applications for this technology in low tech products ranging from ceiling fans to floor buffers; and to high tech products ranging from flywheels and military actuators. However, our primary focus is in-and near-wheel motors, that we have been selling for solar racing. Application of in-wheel technology plays to the strength of axial flux motors and our variable gap technology, and we believe is a compelling motive traction solution for electric, hybrid and fuel cell powered vehicles.

Manufacturing

We are currently outsourcing our manufacturing, assembly and testing of our propulsion system components to Bajaj in India. Bajaj has a long-standing reputation for high volume, high quality, high standards and excellent customer service. We are in the process of locating manufacturing outsourcing in China but currently do not have an outsourcing agreements in China.

Product Warranties

Our product warranties are generally from three months to three years depending on the product

Intellectual Property

We currently have three US patents and one foreign patent as follows:

U.S. Patent #6,348,751 B1-“Electric Motor with active hysteresis-based control of winding currents and/or having an efficient stator winding arrangement and/or adjustable air gap"

U.S. Patent #6,137,203-“Electric Motor with active hysteresis-based control of winding currents and/or having an efficient stator winding arrangement and/or adjustable air gap”

U.S. Patent #6,975,082 B2- (co-owned)-Variable Speed Drive with a synchronous motor

India PCT # 822/MUM/2003- (co-owned with Bajaj) -Compact Drive system for Electrically operated road vehicle

Property

We lease approximately 6,500 square feet of space for our executive offices, located at 44645 Gilford Drive, Suite 201, Ashburn, Virginia, under a month-to-month lease for a monthly rental of $6,589.

Employees

We currently have 8 full-time employees and one part-time employee.

RISK FACTORS

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our Common Stock could decline and investors could lose all or part of their investment.

Risks Related to the Company’s Business and Industry

We have a limited operating history and net losses which make it difficult to evaluate our operations.

We are still an early stage company. We have limited assets and have had operations since 2006. We have generated revenues of $624,695 and $796,847, for the fiscal years ending September 30, 2008 and 2009 respectively. We had net losses of $489,583 and $322,509, for the fiscal years ending September 30, 2008 and 2009 respectively. We face all of the risks, uncertainties, expenses, delays, problems and difficulties typically encountered in developing and commercializing products. It is possible that we will have unanticipated expenses, problems or technical difficulties that could cause material delays in the development, regulatory approval or market acceptance of our products.

We will need additional capital to continue its business.

Notwithstanding the completion of the Private Placement, we will continue to require additional financing through public or private debt or equity financings to fund the commercialization of our technology and effectuate our business plan. As we are not currently generating positive cash flow from our operations, we will be totally dependent on external sources of financing for the foreseeable future, of which we have no commitments. We may not be able to raise additional capital when needed or, if we are able to raise additional capital, it may not be on favorable terms. Any such additional capital would be likely to dilute our then-existing stockholders and may have rights, preferences and privileges that are senior to the shares held by existing stockholders. Our failure to raise additional funds in the future will adversely affect our business operations, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our Common Stock.

We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

As reflected in the financial statements for the fiscal years ended September 30, 2009 and 2008, we have a working capital deficiency of $801,592, a stockholders’ deficit of $1,387,970, an accumulated deficit of $2,890,203 and negative cash flows from operations of $154,326 during the year ended September 30, 2009. We have not yet established an ongoing source of revenues sufficient to cover our operating costs to allow us to continue as a going concern. Furthermore, we anticipate generating losses for the next 12 months. These factors raise substantial doubt that we will be able to continue operations as a going concern. Our independent auditors included an explanatory paragraph in their report for the fiscal years ended September 30, 2009 and 2008 on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.
 Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business strategy may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

Historically, we have derived a majority of our revenues from one customer. The loss of this customer will have a significant impact on our operations.

Revenue from one customer totaled $671,649 and $525,000 for the years ended September 30, 2009 and September 30, 2008, respectively, or 84% of total revenues for both years. Accounts receivable from this customer accounted for 96% and 97% of total accounts receivable as of September 30, 2009 and September 30, 2008, respectively. The failure to diversify our customers so that we are not dependent on one customer could result in a significant decrease in our earnings.

As we have a limited history, it may be unable to accurately predict our future operating expenses, which could cause us to experience cash shortfalls in future periods.

We have a limited history with regard to expenses and may be unable to accurately forecast our cash needs for the pre-operating months. There can be no assurance we will raise sufficient capital to carry out our business plan.

We are doing business in foreign jurisdictions, but have only one issued patent in a foreign jurisdiction. Our other patents have not been issued in any foreign jurisdictions. The failure to obtain patent protections in foreign jurisdictions could adversely affect our future operations.

We have one filed patent application in a foreign jurisdiction. We believe that there is a market for our products in a variety of foreign countries. Our ability to successfully expand our operations may require us to be able to protect our intellectual property in foreign jurisdictions, which will require us to attempt to seek patent protection in such jurisdictions in the future, which is timely, expensive, and may not result in issued patents. The failure to obtain patents in foreign jurisdictions may adversely affect our future operations in that our technology may be utilized by competitors.

If we are unable to adequately protect our intellectual property, our business prospects may be harmed.

Our long-term success largely depends on our ability to market technologically competitive products. In order to legally protect our technology we must:

▪	obtain and protect its patents, if issued, or the rights to its patents both domestically and abroad;

▪	operate without infringing upon the proprietary rights of others; and

▪	prevent others from successfully challenging or infringing its proprietary rights.

If we fail to obtain or maintain patent protections, it may not be able to prevent third parties from using its proprietary rights. We will be able to protect its proprietary rights from unauthorized use only to the extent that these rights are covered by valid and enforceable patents or are effectively maintained as trade secrets. Until a patent is issued, the claims covered by the patent may be narrowed or removed entirely, and therefore we may not obtain adequate patent protection. As a result, we may face unanticipated competition, or conclude that without patent rights the risk of bringing a new product to the market is too great, thus adversely affecting operating results. Assuming we are able to achieve patent protection, the patent position of technology companies involves complex legal and factual questions, and, therefore, we cannot predict with certainty whether we will be able to ultimately enforce any issued patents or proprietary rights. Any patents that we acquire in the future or licenses may be challenged, invalidated or circumvented and may not provide us with adequate protection against competitors. The laws of certain foreign countries do not protect our intellectual property rights to the same extent as the laws of the United States. Accordingly, we may be forced to engage in costly and time consuming litigation in order to protect its intellectual property rights.

We also rely on trade secrets to protect our technology, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. While we believe we use reasonable efforts to protect trade secrets, our employees, consultants, contractors, and other advisors may unintentionally or willfully disclose proprietary information to competitors. Enforcing a claim that a third party illegally obtained and is using trade secrets is expensive and time consuming, and the outcome is unpredictable. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how.

If a third party claims we are infringing on our intellectual property rights, we may incur significant litigation or licensing expenses, or be prevented from further developing or commercializing our products.

Our commercial success depends in part on our ability to operate without infringing the patents and other proprietary rights of third parties. A third party may assert that we have infringed his, her or its patents and proprietary rights or challenge the validity of any patents we may receive in the future or our proprietary rights. Likewise, we Company may need to resort to litigation to enforce any patent rights we receive in the future or to determine the scope and validity of a third party's proprietary rights, which litigation, even if successful, is expensive and time consuming.

The outcome of these proceedings is uncertain and could significantly harm our business. If we do not prevail in this type of litigation, we may be required to:

▪	pay monetary damages;

▪	expend time and funding to redesign ours products so that they do not infringe others' patents while still allowing us to compete in the market with a substantially similar product;

▪	obtain a license in order to continue manufacturing or marketing the affected product, and pay license fees and royalties; or

▪	stop research and commercial activities relating to the affected product or service if a license is not available on acceptable terms, if at all.

In addition, the defense and prosecution of intellectual property suits, interferences, oppositions and related legal and administrative proceedings in the United States and elsewhere, even if resolved in our favor, could be expensive and time consuming and could divert financial and managerial resources. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater financial resources.

Technological advances, the introduction of new products, and new design and manufacturing techniques could adversely affect our operations unless we are able to adapt to the resulting change in conditions.

Our future success and competitive position depend to a significant extent upon its proprietary technology. We must make significant investments to continue to develop and refine our technologies. We will be required to expend substantial funds for and commit significant resources to the conduct of continuing research and development activities, the engagement of additional engineering and other technical personnel, and the enhancement of design and manufacturing processes and techniques. Our future operating results will depend to a significant extent on our ability to design and manufacture new products. There can be no assurance that any new products will receive or maintain customer or market acceptance. Our inability to design and manufacture new products on a timely and cost-effective basis, could have a material adverse effect on our business, financial condition, results of operations and liquidity.

We have international operations and, therefore, are subject to additional financial and regulatory risks.

We sell products in foreign countries and currently intend to increase our level of international business activity. Our overseas operations are subject to various risks, including:

▪	U.S.-imposed embargoes of sales to specific countries (which could prohibit sales of products there);

▪	foreign import controls (which may be arbitrarily imposed and enforced and which could interrupt our supplies or prohibit customers from purchasing our products);

▪	exchange rate fluctuations;

▪	expropriation of assets;

▪	war, civil uprisings and riots;

▪	government instability;

▪	the necessity of obtaining government approvals for both new and continuing operations; and

▪	legal systems of decrees, laws, taxes, regulations, interpretations and court decisions that are not always fully developed and that may be retroactively or arbitrarily applied.

We currently intend to expand our operations into selected international markets. However, we may be unable to execute our business model in these markets or new markets. Further, foreign providers of competing products and services may have a substantial advantage over us in attracting consumers and businesses in their country due to earlier established businesses in that country, greater knowledge with respect to the cultural differences of consumers and businesses residing in that country and/or their focus on a single market.

In pursuing an international expansion strategy, we face additional risks, including:

•	foreign laws and regulations, which may vary country by country, that may impact how we conduct our business;

•	higher costs of doing business in foreign countries;

•	potential adverse tax consequences;

•	longer payment cycles and foreign currency fluctuations; and

•	economic downturns.

We will be subject to federal licensing requirements with respect to the sale in foreign countries of certain products. In addition, we are obligated to comply with a variety of federal, state and local regulations, both domestically and abroad, governing certain aspects of its operations. The failure to obtain applicable governmental approval and clearances could adversely our business.

Like other companies which operate internationally, we are subject to the Foreign Corrupt Practices Act and other laws which prohibit improper payments to foreign governments and their officials. Violations of the Foreign Corrupt Practices Act may result in severe criminal penalties, which could have a material adverse effect on our business, financial condition, results of operations and liquidity.

We may encounter intense competition from competitors many of which are more established than us and have greater resources than us.

We face competition from established and emerging manufacturers, which could divert prospective customers to our competitors. We currently compete in the industrial and automotive markets. Some companies not traditionally serving our market could enter our market, causing reduced revenue and sales opportunities. We expect existing competitors and new entrants to these industries to increase and to constantly revise and improve their business models. Many of these entities have significantly greater research and development capabilities and budgets than we do, as well as substantially more marketing, manufacturing, financial and managerial resources. These entities represent significant competition for us. Acquisitions of, or investments in, competing companies by large corporations could increase potential competitors’ resources. Since our resources are limited, we may not be able to compete with these larger competitors.

We are dependent upon our management team, and the loss of any of these individuals would harm our business.

We rely heavily on the expertise, experience and continued service of our senior management. The loss of such key personnel could materially adversely affect us. If such management was to leave we could face substantial difficulty in hiring qualified successors and could experience loss in productivity while any successor obtains necessary training and experience. We may enter into employment agreements with senior management however there can be no assurance that the terms of any such agreement will be sufficient to retain such executive.

Our ability to implement our business plan depends on our ability to attract and retain key personnel.

Our future success depends on our ability to attract and retain highly qualified research and development, technical, and managerial personnel. Competition for such personnel is intense, and we cannot guarantee that we will be able to attract or retain a sufficient number of highly qualified employees in the future. If we are unable to hire and retain personnel in key positions, our business, financial condition and operating results could be materially adversely affected.

Difficulties managing growth could adversely affect our business, operating results and financial condition.

The growth of our business may require increased demands on our management, workforce and facilities. If we achieves growth in our operations in the next few years, such growth could place a strain on our management, and our administrative, operational and financial infrastructure. Our ability to manage our operations and growth requires the continued improvement of operational, financial and management controls, reporting systems and procedures. In addition, we will need to attract, train, manage and retain qualified management and other personnel to manage our future operations. If we are unable to manage our growth effectively or if we are unable to attract additional highly qualified personnel, our business, operating results and financial condition may be materially adversely affected.

We may be subject to liability claims resulting from our products.

There can be no assurance that product liability issues will not arise that would adversely impact our business. Although we have product liability insurance, there is no assurance that such policy will be adequate to cover any potential claims or that we will maintain such policy coverage in the future.

We incur increased costs as a result of being a public company.

As a result of the Merger, NuGen became a public reporting company. As a public reporting company, we expect to incur significant additional legal, accounting and other expenses that we would not otherwise incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the Securities and Exchange Commission has required changes in corporate governance practices of public companies. We expect these rules and regulations to make some activities more time-consuming and costly. We cannot predict or estimate the amount of additional costs we will incur or the timing of such costs.

Insiders have substantial control over and could delay or prevent a change in corporate control, which may negatively affect your investment.

Our executive officers, directors and affiliates, in the aggregate, beneficially own approximately 51.8% of our outstanding Common Stock. The interests of such persons may differ from the interests of other stockholders. These stockholders, if acting together, would be able to significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. In addition, such persons’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our management has broad discretion over use of the proceeds of the Private Placement.

The net proceeds from the Private Placement will be available for working capital requirements and for general corporate purposes. We currently do not have more specific plans for the net proceeds from the Private Placement and our management has broad discretion in how we use these proceeds. These proceeds could be applied in ways that do not improve our operating results or otherwise increase the value of our common stock.

There is no market for our Common Stock and there can be no assurance that one will ever develop or be sustained.

There is currently no trading market for our Common Stock and there can be no assurance that a market will ever develop. We anticipate our Common Stock will be quoted on the automated quotation service, known as the OTC Bulletin Board but no market makers have committed to becoming market makers for our common stock and none may do so.

We have not paid dividends in the past and do not expect to pay cash dividends in the future. Any return on investment may be limited to the value of the Common Stock.

It is not anticipated that any cash dividends will be paid to stockholders in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on investment will only occur if our stock price appreciates.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 200 million shares of common stock, of which 46,781,565 shares are issued and outstanding upon consummation of the Merger and Private Placement, and 50 million shares of preferred stock, none of which are currently issued and outstanding. The future issuance of Common Stock or convertible securities may result in substantial dilution in the percentage of our Common Stock held by our then existing shareholders. We may value any Common Stock issued in the future on an arbitrary basis. The issuance of Common Stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market, if one is established, for the Common Stock.

Our ability to implement our business plan depends on the viability of our strategic partners and key customers.

There can be no assurance that the stability of our strategic partners and key customers remain in good financial health. This could adversely affect sales, time to collection of revenues.

Our ability to implement our business plan depends on the existing government policy and the price of fuel relating to forms of transportation.

There can be no assurance that the government’s policy or price of fuel does not adversely affect the marketability of our products. Our business plan assumes existing terms and status with an increase of favorability pushing for alternative modes of transportation.

The risk of our revenues and profitability fluctuating from period to period.

Our results of operations for any quarter, half year or year are not necessarily indicative of results to be expected in future periods. Our operating results have historically been, and we expect they will continue to be, subject to quarterly, half yearly and yearly fluctuations as a result of a number of factors, including:

•	changes in prevailing economic and other conditions relating to our businesses;

•	variations in costs, sales prices and volume of our products and services, and the mix of products and services we offer;

•
changes in customer demand and/or our supply chains, which in turn will often depend upon market conditions for the relevant products, the success of our customers' or suppliers' businesses, industry trends, and other factors;

•
changes in the level of performance of our strategic investments, which in turn will affect our gains and losses on sales of such investments or may result in the write-off or impairment of such investments;

•
changes in our asset prices, including equity, real estate and other assets, which in turn will affect our gains and losses on sales of such assets or may result in the write-off or impairment of such assets;

•	changes in the financial and commodity markets; and

•	changes in the credit quality of our customers.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATIONS

 Forward-Looking Statements

We caution readers that this report includes “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “could,” “may,” “might,” “potential,” “predict,” “should,” “estimate,” “expect,” “project,” “believe,” “intend,” “plan,” “envision,” “continue,” target,” “contemplate,” or “will” and similar words or phrases or corporate terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control.

Some of the factors that could affect our financial performance, cause actual results to differ from our estimates or underlie such forward-looking statements are set forth in various places in this report. These factors include, but are not limited to:

•	general economic conditions,

•	our ability to evaluate and predict our future operations and expenses, being an early stage development company with limited assets and no current operations,

•	the possibility of future product-related liability claims,

•	our future capital needs and our ability to obtain financing,

•	our ability to protect our intellectual property and trade secrets, both domestically and abroad,

•	expenses involved in protecting our intellectual property and trade secrets,

•	our ability to attract and retain key management, technical, and research and development personnel,

•	our ability to research and develop new technology, products and design and manufacturing techniques,

•	technological advances, the introduction of new and competing products, and new design and manufacturing techniques developed by our competitors,

•	anticipated and unanticipated trends and conditions in our industry,

•	our ability to predict consumer preferences,

•	changes in the costs of operation,

•	our ability to compete,

•	our ability to manage growth and carry out growth strategies, including international expansion,

•	possible necessity of obtaining government approvals for both new and continuing operations,

•	risks, expenses and requirements involved in operating in various foreign markets, including India and China,

•	exposure to foreign currency risk and interest rate risk,

•	possible foreign import controls and United States-imposed embargoes,

•	possible disruption in commercial activities due to terrorist activity, armed conflict and government instability, and

•	other factors set forth in this report and in our other Securities and Exchange Commission (“SEC”) filings.

You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

General

We design, manufacture, and market systems and components for the alternative energy sector. We offer high-efficiency, compact motors, controllers, vehicle interface modules (including energy storage, management, and monitoring systems) and related software that have applications in markets ranging from electric/hybrid electric vehicles to materials handling equipment, distributive power, ground support equipment, motion control, and military applications.

Our merger with InovaChem, Inc. will be accounted for as a recapitalization rather than as a business combination. As a result, the historical financial statements of NuGen Mobility, Inc. will be the historical financial statements. Accordingly, our consolidated financial statements subsequent to the merger consist of the balance sheets of InovaChem, Inc. and NuGen Mobility, Inc., the historical operations of NuGen Mobility, Inc. and the operations of both InovaChem, Inc. and NuGen Mobility, Inc. from January 29, 2010 (date of merger) forward. As a result of the merger, the historical financial statements of InovaChem, Inc. for the period prior to January 29, 2010, are not presented herein.

We are maintaining our fiscal year end of September 30, which was the historical fiscal year end of InovaChem, Inc. and NuGen Mobility, Inc.

Results of Operations

We generated revenues of $624,695 and $796,847, for the fiscal years ending September 30, 2008 and 2009 respectively. We had net losses of $489,583 and $322,509, for the fiscal years ending September 30, 2008 and 2009 respectively.

In fiscal 2010 we expect to expend cash for operations and technology investments in order to implement our business plan and we do not expect immediate revenues to offset such expenditures.

Results of Operations— Comparison of Fiscal Years Ending September 30, 2009 and 2008

Revenues. Our sales increased by $172,152 to $796,847 for the year ended September 30, 2009 from $624,695 for the year ended September 30, 2008. The increase in revenues was primarily due to increases in sales to Mahindra.

Gross Profit. Our gross profit increased by $169,865 to $211,860 for the year ended September 30, 2009 from $41,995 for the year ended September 30, 2008. The increase in gross profit was primarily due to increases in sales to Mahindra.

Operating Expenses. Our operating expenses decreased by $5,485 for the year ended September 30, 2009 from $382,339 for the year ended September 30, 2008. Operating expenses consist primarily of compensation, rent and office, professional fees and travel expenses.

Results of Operations— Comparison of Fiscal Years Ending September 30, 2008 and 2007

Revenues. Our sales increased by $315,999 to $624,695 for the year ended September 30, 2008 from $308,696 for the year ended September 30, 2007. The increase in revenues was primarily due to increases in sales to Mahindra.

Gross Profit. Our gross profit increased by $108,875 to $41,995 for the year ended September 30, 2008 from ($150,870) for the year ended September 30, 2007. The increase in gross profit was primarily due increases in sales to Mahindra which started in fiscal 2008.

Operating Expenses. Our operating expenses decreased by $382,339 for the year ended September 30, 2008 from $1,884,795 for the year ended September 30, 2007. We recognized $1,512,448 in Impairment expenses related to the asset purchase from NGM in fiscal 2007. The other operating expenses consist primarily of compensation, rent and office, professional fees and travel expenses.

Liquidity and Capital Resources

Our principal source of funds has been sales to our customers, equity provided by our stockholders and various loans. Our principal use of funds has been for cost of goods sold, operating expenses, general and administrative expenses and interest expense. Although we currently believe that we have sufficient cash for the next 12 months, we are unable at present to estimate the funds we will require to execute our business plan to develop, manufacture and market our products and technology and management expects that we will need to raise additional capital, which we may do through equity financings. There can be no assurance that we will be able to raise such funds if and when we wish to do so.

At September 30, 2009, we had $58,929 of cash on hand and for the fiscal year ended September 30, 2008, we had revenues of $796,847 and a net loss of $322,509.

Our Chief Executive Officer and President, Eric Takamura, agreed to forgive $1,346,693 of the debt owed him by us as of September 30, 2009, which debt has been reclassified to paid in capital on our balance sheet as of September 30, 2009.

In connection with the closing of the Merger, on January 29, 2010, InovaChem issued an aggregate of 6,733,336 shares of Common Stock in the Private Placement at a purchase price of $0.15 per share. Also, in connection with the Merger, holders of $379,999 and $465,476 of outstanding indebtedness of NuGen converted their promissory notes (based on a $0.15 per share conversion price) into an aggregate of 5,636,499 shares of Common Stock.

Critical Accounting Policies

We have identified the accounting policies outlined below as critical to our business operations and an understanding of our results of operations. Additionally, we intend to develop and adopt policies, once we commence operations, which are appropriate to our operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. In particular, given our early stage of business, our primary critical accounting policy and area in which we use judgment is in the area of the recoverability of deferred tax assets.

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company reviews the carrying value of intangibles and other long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

At inception, the Company implemented Statement of Financial Accounting Standard 123 (revised 2004) (“SFAS No. 123(R)”), “Share-Based Payment,” which replaced SFAS No. 123 “Accounting for Stock-Based Compensation” and superseded Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees.” In March 2005, the SEC issued SAB No. 107 (SAB 107) regarding its interpretation of SFAS No. 123R. SFAS No. 123(R) and related interpretations requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related requisite service period. The statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption. The Company values any employee or non-employee stock based compensation at fair value using the Black-Scholes Option Pricing Model.

New Accounting Pronouncements

In May 2009, the FASB issued ASC 805 “Subsequent Events”. ASC 805 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC 805 sets forth (1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. ASC 805 is effective for interim or annual financial periods ending after June 15, 2009. The adoption of this statement did not have a material effect on our financial statements.

In June 2009, the FASB issued Financial Accounting Standards Codification No. 860 . ASC 860 improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. ASC 860 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. We are evaluating the impact the adoption of ASC 860 will have on our financial statements.

In June 2009, the FASB issued ASC 105 Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. The FASB Accounting Standards Codification TM (the “Codification”) has become the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). All existing accounting standard documents are superseded by the Codification and any accounting literature not included in the Codification will not be authoritative. Rules and interpretive releases of the SEC issued under the authority of federal securities laws, however, will continue to be the source of authoritative generally accepted accounting principles for SEC registrants. Effective September 30, 2009, all references made to GAAP in our consolidated financial statements will include references to the new Codification. The Codification does not change or alter existing GAAP and, therefore, will not have an impact on our financial position, results of operations or cash flows.

In June 2009, the FASB issued changes to the consolidation guidance applicable to a variable interest entity (VIE). FASB ASC Topic 810, "Consolidation," amends the guidance governing the determination of whether an enterprise is the primary beneficiary of a VIE, and is, therefore, required to consolidate an entity, by requiring a qualitative analysis rather than a quantitative analysis. The qualitative analysis will include, among other things, consideration of who has the power to direct the activities of the entity that most significantly impact the entity's economic performance and who has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. This standard also requires continuous reassessments of whether an enterprise is the primary beneficiary of a VIE. FASB ASC 810 also requires enhanced disclosures about an enterprise's involvement with a VIE. Topic 810 is effective as of the beginning of interim and annual reporting periods that begin after November 15, 2009. This will not have an impact on our financial position, results of operations or cash flows.

Off Balance Sheet Arrangements

Pursuant to the Asset Purchase Agreement with NGM, we are required to pay NGM from Gross Revenues, (i) $596,108 plus accrued interest at the rate of 6% per annum plus (B) if prior to July 13, 2014, we paid the amount described in (i) in full, then we are required to pay each year, on a quarterly basis, 2.5% multiplied by the amount of Gross Revenues accrued in each quarter until July 13, 2014. Gross Revenues is defined in the Asset Purchase Agreement as (i) all fees and other revenue that we receive from any source, (ii) the then-current fair market value of (x) the assets purchased from NGM, or (y) the business (as a going concern) or portion thereof sold or otherwise transferred to our affiliate, and (iii) the proceeds from the sale or other disposition by us to any other third party of all or any portion of (x) the assets and/or (y) the business as a going concern.,

As part of our purchase of NGM’s assets in July 2007, we acquired a $10,000,000 license agreement with Bajaj and agreed to assume NGM’s commitment of a conditional grant of $700,000 from The ICICI Limited, an Indian public banking company (“ICICI”), which will be paid back through a 2% royalty on the license agreement until $1,400,000 is repaid. Additionally, ICICI also provided a loan of $500,000 to NGM that was converted to a conditional grant and assumed by us in 2007. As of September 30, 2009, no payments are owed to ICICI, as Bajaj is not actively marketing its product at present, however, with the recent emphasis on electric vehicles, we expect that marketing of this product will begin in the next two years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of February 1, 2010, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to us to be the beneficial owner of more than 5% of our common stock; (ii) each executive officer and director of our company; and (iii) all executive officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 46,781,565 shares of our common stock issued and outstanding as of February 1, 2010 taking into account the Merger, the Private Placement, the redemption of an aggregate of 15,165,000 shares by former stockholders and the Debt Conversion. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock. Unless otherwise indicated, the address of each person listed is NuGen Mobility, Inc., 44645 Gilford Drive, Suite 201, Ashburn, Virginia 20147.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned
Ronald Takamura	7,987,182		17.0%
Eric Takamura	22,249,375	(1)(2)	47.6%
Henry Toh	1,645,000		3.5%
Alan Pritzker	216,667		*
John Salatino	0		0
Michael Kleinman, M.D.	116,667	(3)	*
All directors and executive officers as a group (5 persons)	24,227,709		51.8%

* Less than 1%

(1) Includes 1,200,000 shares which are pledged to secure the repayment of a two-year 5% promissory note in the principal amount of $300,000 entered into by Mr. Takamura in November 2009.

(2) Each investor in the Private Placement had the right to purchase an option from Mr. Takamura to purchase 50,000 shares of his common stock for an exercise price of $0.50 per share. The purchase price of this option was $250, and 7 investors purchased this option from Mr. Takamura. Accordingly, the number indicated above includes 410,000 shares which are subject to being purchased from Mr. Takamura for an exercise price of $0.50 per share until January 29, 2012

(3) Includes 50,000 shares purchased by Dr. Kleinman in the Private Placement.

DIRECTORS AND EXECUTIVE OFFICERS
Directors and Executive Officers

The following table sets forth certain information regarding the members of our board of directors and our executive officers as of the closing of the Merger:

Name	Age	Title

Eric Takamura	40	Chairman, Chief Executive Officer, President and Director

John Salatino	54	Vice President of Engineering and Programs

Henry Toh	52	Vice Chairman, Executive Vice President of Corporate Development and Director

Alan Pritzker	55	Chief Financial Officer and Secretary

Michael Kleinman, M.D.	53	Director

Our directors hold office for one-year terms and until their successors have been elected and qualified. Our officers are elected annually by the board of directors and serve at the discretion of the board.

There are no familial relationships among any of our directors or officers. None of our directors or officers is a director in any other U.S. reporting companies, except Mr. Toh who serves on the board of directors of four-public companies as described in his biography below and Dr. Kleinman who is a director of American Surgical Holdings, Inc. None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years, except for Mr. Toh who served as a director of Isolagen, Inc. which filed for bankruptcy in June 2009. We are not aware of any proceedings to which any of our officers or directors, or any associate of any such officer or director, is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Biographies

Eric Takamura, Chairman, Chief Executive Officer and President

Mr. Takamura became our Chairman, Chief Executive Officer and President on January 29, 2010. Mr. Takamura served as President and Chief Executive Officer and director of NuGen since its inception in 2006. Mr. Takamura has 16 years experience in PM motors, having previously served as Chief Operating Officer of NGM from May 2004 to January 2007, and Director of Engineering and Marketing, from May 2002 to May 2004 . Prior to joining NGM, from 1994 to1996, Mr. Takamura was a lab researcher and engineer at the Naval Research Laboratory in Washington, D.C. where he worked on tribology assignments. Mr. Takamura has a BS degree in Mechanical Engineering and a Masters in Transportation & Safety from The George Washington University.

John Salatino, Vice President of Engineering and Programs

Mr. Salatino has served as Vice President of Engineering and Programs since the Merger on January 29, 2010. Mr. Salatino has 25 years of experience in developing control and monitoring systems for vehicles ranging from military ground and air transport and fighting vehicles to commercial electric bicycles, scooters, assisted mobility and mining equipment. Mr. Salatino has 20 years experience at GE Aerospace, a defense and aerospace company, where he held positions in engineering development and management for military and commercial control systems and electronics packaging for turrets, propulsion systems and vehicle systems, and for advanced development of core technologies. From July 2007 to February 2010, Mr. Salatino was an engineering manager at Texas Instruments, a a semiconductor company focusing on battery management integrated circuits for hybrid and battery electric vehicles. From March 2006 to June 2007, Mr. Salatino was VP Engineering and Programs at NuGen. From November 2002 to February 2006, Mr. Salatino was the Engineering Director for EV motor and controls at WaveCrest Laboratories, an automotive company. Additionally, Mr. Salatino has a BS degree in Electrical Engineering from Northeastern University and a MS degree in Computers and Systems from Rensselaer Polytechnic Institute

Henry Toh, Vice Chairman and Executive Vice President of Corporate Development

Mr. Toh has served as Vice Chairman of our board of directors and Executive Vice President of Corporate Development since February 2008. Mr. Toh is currently serving as a director of four other publicly traded companies. Since April 2007, Mr. Toh has served as a director of American Surgical Holdings Inc, a company specializing in staffing of surgical assistants. From January 2004 until its bankruptcy filing in June 2009, Mr. Toh has served as a director of Isolagen, Inc., company which specialized in cellular therapy. Since 2001, Mr. Toh has served as a director of Teletouch Communications Inc., a wireless communications company. Since 1992, Mr. Toh has served as an officer and director of C2 Global Technologies Inc., a publicly held voice-over-IP company. Since December 1998, Mr. Toh has served as a director of IDNA, Inc., a specialized finance and entertainment company. From September 2004 until August 2005, Mr. Toh served as a director of Vaso Active Pharmaceuticals Inc., a healthcare products manufacturer. From 1992 to August 2008, Mr. Toh served as an officer and director of Four M International, Inc., a privately held offshore investment entity. From August 2005 to August 2008, Mr. Toh served as a director of Labock Technologies, Inc., an armored vehicle and armoring products manufacturer. Mr. Toh began his career with KPMG Peat, Marwick from 1980 to 1992, where he specialized in international taxation and mergers and acquisitions. Mr. Toh is a graduate of Rice University

Alan Pritzker, Chief Financial Officer and Secretary

Mr. Pritzker has served as Chief Financial Officer of InovaChem since February 2008 and was appointed Secretary in January 2010. Mr. Pritzker’s corporate experience includes supervision of finance, accounting, information technology, office services, human resources and risk management. Additionally, Mr. Pritzker has expertise in SEC reporting having been the chief financial officer of publicly traded entities for over 16 years. Mr. Pritzker is employed by North Point Consultants, Inc. (“North Point”), a consulting firm that he founded in 2001. North Point provides accounting and administrative services to various companies. Mr. Pritzker was the Chief Financial Officer of Labock Technologies, Inc., an armored vehicle and armoring products manufacturer, from March 2005 until December 2006 and was Chief Financial Officer of Commodore Cruise Lines, a publicly traded cruise line company from July 1995 until May 2002. Mr. Pritzker was the principal accounting officer of Regency Cruises from 1985 to 1995. Prior thereto, Mr. Pritzker was employed by Holland America Line and Vacation Travel Concepts in various accounting and finance positions. Mr. Pritzker is a graduate of Brooklyn College.

Michael Kleinman, Director

Dr. Kleinman, M.D. has served as a director of InovaChem since June 2008. Dr. Kleinman has served as a director of American Surgical Holdings Inc. since April 2007. Dr. Kleinman graduated from Rice University and attained his medical degree at the University of Texas, Albert Einstein College of Medicine in Dallas, Texas in 1983. He is a Board certified surgeon with a private practice in Houston, Texas, Clinical Assistant Professor of Surgery at Baylor University and at the University of Texas, Physician Liaison for Memorial Care System, Fellow of the American College of Surgeons, Member of the American Society of General Surgeons, the Society of American Gastrointestinal Laparoscopic Surgery, Houston Surgical Society, Harris County Medical Society, the American Medical Association and past member of the Texas Medical Association, International College of Surgeons, American College of Physician Executives, and the American Board of Utilization Review Physicians. He also received the Physicians’ Recognition Award in 2003 and 2006, and 10 citations for top doctors.

EXECUTIVE COMPENSATION
Executive Compensation

The table below sets forth information concerning compensation paid, earned or accrued by our chief executive officer (“Named Executive Officer”) for the last two fiscal years. No other executive officer earned compensation in excess of $100,000 during our 2009 fiscal year.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)		Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William Zuo,	2009	75,000		0	0		0	0	0	0	75,000
Chairman and CEO(3)	2008	75,000	(1)	0	90,000	(2)	0	0	0	0	165,000

1.
Represents accrual of salary for the period February 14, 2008, our inception, through September 30, 2008. Pursuant to the terms of the employment agreement, Mr. Zuo was entitled to receive a base salary of $300,000, subject to review and increase at our board of directors' discretion. We elected to defer payment of some or all of the compensation to our Chairman and our other executives until such time as our financial situation permits payment of such compensation. The total cash amount paid to our Chairman and CEO in each of fiscal 2009 and fiscal 2008 was $11,250. Beginning January 1, 2009, we stopped paying and accruing salaries to all of its officers.

2.	Pursuant to the employment agreements entered into with Mr. Zuo, we issued 300,000 shares of common stock which were valued by us at $0.30 per share.
3.	Mr. Zuo resigned from our company upon the closing of the Merger on January 29, 2010.

Mr. Zuo was entitled to 300,000 options to purchase shares of our common stock pursuant to the 2008 Stock Option Plan, but no options ever vested and any issued options terminated as a result of not receiving shareholder approval for the adoption of such plan.

 Outstanding Equity Awards at Fiscal Year-End

As of September 30, 2009, there were no outstanding equity awards held by the Named Executive Officer.

Employment Agreements

As a result of the Merger, employment agreements with all of our executive officers were terminated and such individuals released us from any liability under such agreements.

Equity Awards

As of September 30, 2009, our directors or executive officers did not hold any unexercised options, stock that had not vested, or equity incentive plan awards. No stock options or stock appreciation rights were granted to any of our directors or executive officers as of September 30, 2009.

Compensation of Directors

No compensation has been paid to any of our directors in consideration for their services rendered in their capacity as directors during our fiscal year ended September 30, 2009.

Director and Officer Liability Insurance

We currently have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures us against losses which we may incur in indemnifying our officers and directors.

Code of Ethics

We intend to adopt a code of ethics that applies to our officers, directors and employees, including our Chief Executive Officer and Chief Financial Officer, but have not done so to date due to our relatively small size.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a corporate governance committee. The members of each committee are appointed by the board of directors and serve one year terms. The composition and responsibilities of each committee are described below. Our board of directors has not appointed a nominating committee and has not yet adopted procedures by which security holders may recommend nominees to our board of directors.

Audit Committee. The sole member of our audit committee is Dr. Michael Kleinman. The audit committee’s functions include overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, the selection and qualifications of our independent registered public accounting firm, and the performance of our internal audit function and controls regarding finance, accounting, legal compliance and ethics that management and our board of directors have established. In this oversight capacity, the audit committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered accounting firm, including any recommendations to improve the system of accounting and internal controls. The audit committee is comprised of outside directors who are not officers or employees of us or our subsidiaries. In the opinion of the board of directors, Dr. Kleinman is “independent” as that term is defined in the rules and regulations of the FINRA and the SEC.

Compensation Committee. The sole member of our compensation committee is Dr. Michael Kleinman. The compensation committee determines the goals and objectives, and makes determinations regarding the salary and bonus for the CEO, approves salaries and bonuses for the other executive officers, administers our incentive compensation plans and makes recommendations to the board of directors and senior management regarding our compensation programs.

Governance Committee. The sole member of our nominating and governance committee is Dr. Michael Kleinman. The governance Committee is responsible for evaluating our governance and the governance of our board and its committees, monitoring our compliance and that of the board and its committees with our corporate governance guidelines, evaluating our corporate governance guidelines and reviewing those matters that require the review and consent of the independent directors of the board and that are not otherwise within the responsibilities delegated to another committee of the board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

From October 2006 to January 2009, Eric Takamura, our Chairman, Chief Executive Officer, President, and a director and a principal stockholder, made loans to us in the aggregate principal amount of $551,382. On September 30, 2009, Eric Takamura agreed to forgive $1,347,133 owed to him by our company ($686,169 of which was pursuant to such outstanding loans and accrued interest thereon, and $686,169 was for accrued and unpaid salary).

Eric Takamura was Chief Operating Officer of NGM from June 2004 to February 27, 2007. Henry Toh, Vice Chairman of our board of directors and an officer, is an officer and a director of Four M International, Inc. (“Four M”). In connection with the Asset Purchase Agreement, we assumed, among other things, outstanding indebtedness to Four M in the amount of $62,500. In connection with the Merger, Four M received 386,250 shares in exchange for the cancellation of indebtedness of $57,938 which was still outstanding.

From August 2006 to June 2009, Ron Takamura, a principal stockholder and brother of Eric Takamura, our Chairman, Chief Executive Officer, President, and a director and a principal stockholder, made loans to us in the aggregate principal amount of $371,500. As of December 31, 2009 these loans accrued a total of $93,976 of interest thereon. We issued 3,103,173 shares of Common Stock to Ron Takamura in the Private Placement as a result for the cancellation of his debt (including accrued interest).

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 200,000,000 shares of common stock, par value $0.001 per share, of which 46,781,565 shares are issued and outstanding as of February 1, 2010. Each holder of our shares of our common stock is entitled to one vote per share on all matters to be voted upon by the stockholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Certificate of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 50,000,000 shares of preferred stock, none of which is issued and outstanding. Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 50,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants and Options

On September 30, 2009, all options to purchase shares of Common Stock which were granted under our 2008 Stock Option Plan were cancelled since shareholder approval of the Plan was not obtained.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no trading market for our Common Stock.

Holders

As of February 1, 2010, there were approximately 83 holders of record of our common stock.

Dividends

We have not declared or paid any cash dividends on our common stock nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance its operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as our company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of ours existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

 Anti-Takeover Effect of Delaware Law, Certain By-Law Provisions

Certain provisions of our By-Laws are intended to strengthen our board of director’s position in the event of a hostile takeover attempt. These provisions have the following effects:

•
they provide that only business brought before an annual meeting by our board of directors or by a stockholder who complies with the procedures set forth in the By-Laws may be transacted at an annual meeting of stockholders; and

•	they provide for advance notice of certain stockholder actions, such as the nomination of directors and stockholder proposals.

We are also subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock of the Delaware corporation.

Section 3 – Securities and Trading Markets
Item 3.02. Unregistered Sales of Equity Securities.

The disclosures set forth above under Item 2.01 are hereby incorporated by reference into this Item 3.02.

On January 29, 2010, pursuant to the Merger, each share of NuGen’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive one share of InovaChem’s common stock. An aggregate of 27,133,384 shares of Common Stock were issued to the two holders of NuGen’s common stock, Eric Takamura and Ronald Takamura. The securities were offered and issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act.

On January 29, 2010, we issued an aggregate of 5,009,990 shares of common stock to four holders of an aggregate amount of $751,499 of indebtedness. The conversion of said debt was based on $0.15 per share. The shares were offered and issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act. Ronald Takamura, a principal stockholder and brother of our Chairman, President and Chief Executive Officer, exchanged $371,500 of debt for 2,476,667 shares of common stock.

On January 29, 2010, we accepted subscriptions for a total of 6,733,336 shares in the Private Placement, at a purchase price of $0.15 per share for pursuant to the terms of a Private Placement Memorandum, dated November 9, 2009, as supplemented. We received gross proceeds from such closing of the Private Placement of $1,010,000.

On January 29, 2010, in connection with the Merger, holders of $379,999 and $466,476 of outstanding indebtedness of NuGen converted their promissory notes (based on a $0.15 per share conversion price) into an aggregate of 5,636,499 shares of Common Stock.

The Private Placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in the Private Placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Net proceeds received from the Private Placement are expected to be used to for working capital and other general corporate purposes.

In connection with the Private Placement, we issued 1,000,000 shares of Common Stock to Martinez, as a placement agent fee.

Section 5 – Corporate Governance and Management
Item 5.01. Changes in Control of Registrant

The disclosures set forth above under Items 2.01 and 3.02 (Completion of Acquisition or Disposition of Assets and Unregistered Sales of Equity Securities) are hereby incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective upon the closing of the Merger, William Zuo, Shao Jun Xu and Xiaojing Li resigned from all of their respective positions as officers and directors. On the same date, the board of directors appointed Eric Takamura as Chairman, Chief Executive Officer, President and a director and John Salatino as Vice President of Engineering and Programs. Henry Toh retained his position as Vice Chairman of our board of directors and Executive Vice President of Corporate Development, Alan Pritzker retained his position as Chief Financial Officer and Michael Kleinman remained on the board of directors of our company.

Item 5.06. Change in Shell Company Status.

Following the consummation of the Merger described in Item 2.01 of this Current Report on Form 8-K, which is incorporated by reference into this Item 5.06, we ceased being a shell company as defined in Rule 12b-2 of the Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits

(a)         Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), NuGen’s audited financial statements for the fiscal years ended September 30, 2009 and 2008, are filed in this Current Report on Form 8-K as Exhibit 99.

(d)	Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Merger Agreement, dated as of January 29, 2010, among NuGen Mobility, Inc., InovaChem, Inc. and InovaChem Mergerco II, Inc.

2.2	Certificate of Merger, dated January 29, 2010, between NuGen Mobility, Inc. and InovaChem Mergerco II, Inc.

3.1	Certificate of Incorporation (1)

3.2	Articles of Amendment to Articles of Incorporation (2)

3.3	Bylaws (1)

3.4	Amended and Restated Bylaws (2)

10.1	Form of Subscription Agreement for the Private Placement

10.2	Stock Redemption, dated as of November 17, 2009, among Inovachem, Inc., William Zuo, Xiaojing Li, Shao Jun Xu and Lu Yiu.

10.3	Form of Conversion Agreement, dated as of January 29, 2010, among InovaChem and each of Jardine Capital Corp., Four M International, Inc., Po Shin Wong and Ron Takamura

10.4	Asset Purchase Agreement, dated July 13, 2007, between NuGen Mobility, Inc. and New Generation Motors Corporation

10.5	Technical Assistance Agreement, dated June 9, 2009, between NuGen Mobility Inc. and Mahindra & Mahindra Ltd.

10.6	Technical Support Agreement, dated as of September 23, 2009, between NuGen Mobility, Inc. and Tube Investments of India Limited: Division BSA Motors & TI Cycles of India

10.7	Master License Agreement, dated December 17, 2005 between New Generation Motors Corporation and Bajaj Auto, Ltd.

10.8	SBIR Contract with the US Department of Defense

10.9	Engagement letter between NuGen Mobility, Inc. and Martinez-Ayme Securities, dated November 9, 2009

10.10	6% Promissory Note, dated August 23, 2007 made by NuGen Mobility, Inc in favor of New Generation Motors

10.11	Conditional Grant Agreement, dated October 3, 2001 with The ICICI Limited

99.1	NuGen Mobility, Inc.’s financial statements for the fiscal years ended September 30, 2008 and 2009

(1) Filed as an exhibit to our Registration Statement on Form 10-SB filed with the SEC on October 22, 2008
(2) Filed as an exhibit to our Current Report on Form 8-K filed with the SEC on February 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVACHEM, INC.

February 4, 2010	/s/ Eric Takamura
Name: Eric Takamura
Title: Chairman, Chief Executive Officer and President